EXHIBIT 1

ACCESSION NUMBER:                       0000891554-00-000931
CONFORMED SUBMISSION TYPE:              SC 13G/A
PUBLIC DOCUMENT COUNT:                  1
FILED AS OF DATE:                       20000403

SUBJECT COMPANY:

  COMPANY DATA:
          COMPANY CONFORMED NAME:               POPSTAR COMMUNICATIONS INC.
          CENTRAL INDEX KEY:                    0001093685
          STANDARD INDUSTRIAL CLASSIFICATION:   SERVICS-BUSINESS SERVICES,
                                                NEC [7389]
          IRS NUMBER:                           880385920
          STATE OF INCORPORATION:               NV
          FISCAL YEAR END:                      1231

  FILING VALUES:
          FORM TYPE:                    SC 13G/A
          SEC ACT.:
          SEC FILE NUMBER:              005-58677
          FILM NUMBER:                  592342

  BUSINESS ADDRESS:
          STREET 1:                     107 EAST 3RD AVENUE
          STREET 2:                     VANCOUVER BC CANADA V5T 1C7
          CITY:                         VANCOUVER BC
          BUSINESS PHONE:               6048726608

  MAIL ADDRESS:
          STREET 1:                     107 EAST 3RD AVENUE
          STREET 2:                     VANCOUVER BC CANADA V5T 1C7
          CITY:                         VANCOUVER BC


FILED BY:

  COMPANY DATA:
          COMPANY CONFORMED NAME:               ITELEWAY INC.
          CENTRAL INDEX KEY:                    0001109213
          STANDARD INDUSTRIAL CLASSIFICATION:   [ ]

  FILING VALUES:
          FORM TYPE:                    SC 13G/A

  BUSINESS ADDRESS:
          STREET 1:                     GPO BOX 4152
          STREET 2:                     HONG KONG SAR

  MAIL ADDRESS:
          STREET 1:                     GPO BOX 4152
          STREET 2:                     HONG KONG SAR